AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3 USAA MUTUAL FUNDS

TRUST

USAA Mutual Funds Trust (Trust) hereby adopts this Amended and Restated Multiple Class Plan (Plan) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (1940 Act) (Rule), on behalf of its series identified in Schedule A hereto, as may be amended from time to time (each a Fund and together, the Funds), so that each Fund may issue multiple classes of shares, subject to the requirements and conditions imposed by the Rule.

A. GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED .. Each Fund may issue one or more of the following classes of shares:

1. RETAIL SHARES. The retail shares of each Fund will be known by the name of the Fund followed by the word "Shares." For example, the retail shares of the Aggressive Growth Fund will be known as the "Aggressive Growth Fund Shares" or as the "Shares." The Shares of each Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee. Retail Shares may be subject to a redemption fee of up to 1%, as described in each Fund's Registration Statement, as applicable.

The Shares of each Fund are available to all USAA members and certain other investors as described in the Trust's Registration Statement. The Shares of each Fund also are available by exchange, as described below.

The Shares require a minimum initial investment of $3,000, or such other amounts as further described in the Trust's Registration Statement.

2. ADVISER SHARES. Adviser Shares are subject to a fee charged at an annual rate of 0.25% of the average daily net assets attributable to Adviser Shares, payable pursuant to a plan adopted by the Trust's Board of Trustees (Board) pursuant to Rule 12b-1 under the 1940 Act (Rule 12b-1 fees). These Rule 12b-1 fees are paid to the

Trust's principal underwriter or to such other entities as approved by the Board ("Payees") as compensation for distribution expenses and shareholder services; provided, however, that Board approval is not required with respect to payments made by the Payees with Rule 12b-1 fees to third parties. Adviser Shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge. Adviser Shares may be subject to a redemption fee of up to 1%, as described in each Fund's Registration Statement, as applicable.

Adviser Shares are offered through broker-dealers and other financial intermediaries, as described in the Trust's Registration Statement. Adviser Shares may also be available by exchange, as described below.

Adviser Shares require a minimum initial investment of $3,000, or such other amounts as further described in the Trust's Registration Statement.

3. INSTITUTIONAL SHARES. Institutional Shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee. Institutional Shares may be subject to a redemption fee of up to 1%, as described in each Fund's Registration Statement, as applicable.

Institutional shares are available for investment only to (a) the USAA Target Retirement Funds, (b) the USAA Cornerstone Conservative and USAA Cornerstone Equity Funds, and (c) other types of investors as described in the Trust's Registration Statement. Institutional Shares may also be available by exchange, as described below.

Institutional Shares require a minimum initial investment of $1,000,000, or such other amounts as further described in the Trust's Registration Statement.

4. R6 SHARES. R6 Shares are offered and sold without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any distribution fee.

R6 Shares are available for investment only to employer-sponsored retirement plans where a financial intermediary provides retirement recordkeeping services to participants, endowment funds, and foundations. Retirement plans eligible for the R6 Shares include section 401(k) plans, 457 plans, employer- sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans where shares are held on the books of the Fund through omnibus accounts (either at the plan level or at the level of the investment provider). R6 Shares may also be available by exchange, as described below.

R6 Shares do not have a minimum initial investment, as described in the Trust's Registration Statement.

5. ETF SHARES. ETF Shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge. Purchases and redemptions of aggregations of ETF Shares in a number established by the Board (Creation Units) may be subject to a transaction fee, as set forth in the relevant Fund's Registration Statement.

ETF Shares will be sold directly by a Fund only to Authorized Participants and redeemed by a Fund only from Authorized Participants and only in Creation Units. An "Authorized Participant" is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed an agreement (Authorized Participant Agreement) with the Fund's distributor. Additional eligibility requirements may be imposed by the officers of the Trust.

Purchases and redemptions of ETF Shares in Creation Units may be made in-kind, for cash, or a combination of both. ETF Shares are listed on a national securities exchange and tradable in the secondary market. Secondary market transactions may occur in any amount of ETF Shares.

Investors who are not eligible to purchase or redeem Creation Units of a Fund may buy and sell ETF Shares on the secondary markets, which include various securities exchanges and market centers, at a price determined by the markets. All investors may reinvest any distributions earned on ETF Shares directly with a Fund under the procedures outlined in each Fund's Registration Statement; provided that , the officers of the Trust have determined to offer such an option with respect to the relevant Fund. In addition, holders of Retail Shares, Adviser Shares and Institutional Shares may

convert such shares into ETF Shares of the same Fund under the procedures outlined in the Fund's Registration Statement and further described below.

Pursuant to a plan adopted by the Trust's Board of Trustees (Board) pursuant to Rule 12b-1 under the 1940 Act (Rule 12b-1 fees), ETF Shares may be subject to a fee charged at an annual rate of 0.25% of the average daily net assets attributable to ETF Shares. If imposed, such Rule 12b-1 fees would be paid to the Trust's principal underwriter or to such other entities as approved by the Board ("Payees") as compensation for distribution expenses and shareholder services. The Board will adopt a Rule 12b-1 plan for ETF Shares, but will not permit ETF Shares to pay any Rule 12b-1 fees under the plan. Any future payment by ETF Shares of a Rule 12b-1 fee under the plan must be explicitly approved by the Board.

B. EXPENSE ALLOCATIONS OF EACH CLASS

Certain expenses of a Fund may be attributable to a particular class of shares of that Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class. For example, each class may pay a different proportion of the following other expenses:

1. Legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of that class;

2. Blue Sky fees incurred by that class;

3. Transfer agency expenses relating to that class;

4. Expenses of administrative personnel and services required to support the shareholders of that class;

5. Litigation expenses or other legal expenses relating to that class;

6. Shareholder servicing expenses identified as being attributable to that class;

7. Rule 12b-1 fees payable in connection with the distribution and shareholder servicing of that class of shares; and

8. Such other expenses actually incurred in a different amount by that class or related to that class's receipt of services of a different kind or to a different degree than another class.

In addition, each class of a Fund may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract with respect to the Fund to the different investment performance of that class.

C. VOTING RIGHTS

Each class of shares of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class of shares. Each class of shares of each Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

D. EXCHANGE PRIVILEGES

Retail Shares, Adviser Shares, Institutional Shares, and R6 Shares only: Each class of shares of a Fund may be exchanged for or acquired through an exchange of the same or a similar class of shares of any other fund in the USAA family of mutual funds, as described in more detail in the Trust's Registration Statement. Shares of one class of a Fund may be exchanged for shares of another class of the same Fund to the extent permitted under applicable law, the Trust's Master Trust Agreement and By-Laws, as each may be amended from time to time, and the Trust's Registration Statement. These exchange privileges may be modified or terminated by the officers of the Trust for each Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

E. CONVERSION Self-Directed Conversions:

Retail Shares, Adviser Shares and Institutional Shares only: A shareholder may convert Shares of one class of a Fund into shares of another class of the same Fund to the extent permitted under applicable law, the Trust's Master Trust Agreement and By-Laws, as each may be amended from time to time, and the Trust's Registration Statement. These conversion privileges may be modified or terminated by the officers of the Trust for each Fund to the extent permitted by SEC rules or policies.

Retail Shares, Adviser Shares, Institutional Shares and ETF Shares: A shareholder may convert Retail Shares, Adviser Shares and Institutional Shares of a Fund into ETF Shares of the same Fund to the extent permitted under applicable law, the Trust's Master Trust Agreement and By-Laws, as each may be amended from time to time, and the Trust's Registration Statement; provided that , (1) the share class out of which the shareholder is converting and the ETF Shares declare and distribute dividends on the same schedule; (2) the shares to be converted are not held through an employee benefit program; (3) following the conversion, the shareholder will hold the ETF Shares through a brokerage account; and (4) this conversion privilege will comply with the terms of the exemptive relief allowing the Funds and share classes to trade as exchange-traded funds and exchange-traded classes. Any such conversion will occur at the respective net asset values of the share classes next calculated after the receipt of the shareholder's request in good order. A Fund or USAA Brokerage Services may charge an administrative fee to process conversion transactions; provided that , such administrative fees are applied in compliance with Rule 11a-3 under the 1940 Act.

The conversion privilege will be available for Funds as described in the Trust's Registration Statement. Appropriate notice will be provided to shareholders of the Funds for which the conversion privilege will be available. Once the conversion privilege is made available for a Fund, it shall remain open for an indefinite period of time, but it may be modified or terminated by the officers of the Trust for each Fund to the extent permitted by SEC rules or policies upon reasonable notice to shareholders.

Non-Self-Directed Conversions:

Each Fund may, upon notice to the shareholder, convert a shareholder to another share class of the same Fund under the following circumstances:

1. If a shareholder no longer meets the eligibility requirements for the shareholder's current share class, the Fund may automatically convert the shareholder into a share class of the same Fund for which the shareholder is eligible. For example, where a shareholder no longer meets the eligibility requirements for the Institutional Shares ( e.g., the shareholder terminates participation in a USAA discretionary management account program), a Fund may convert the shareholder's Institutional Shares into Retail Shares. For purposes of this mandatory action, the Fund will notify shareholders before any such conversion into Retail Shares can occur.

2. When a shareholder funds a USAA managed account through the transfer of Retail

Shares, such shareholder's Retail Shares may be automatically converted into Institutional

Shares of the same Fund. For the purpose of this voluntary conversion, the shareholder will be considered ineligible to continue to hold such Retail Shares; and

3. When a shareholder of a Fund transfers Adviser Shares into a USAA brokerage account, such shareholder's Adviser Shares may be automatically converted into Retail

Shares of the same Fund. For the purpose of this voluntary conversion, such shareholder will be considered ineligible to continue to hold such Adviser Shares.

These conversion privileges may be modified or terminated by each Fund to the extent permitted by SEC rules or policies.

F. ADDITIONAL INFORMATION

This Plan is qualified by and subject to the terms of the then current prospectuses and statements of additional information (collectively, the "Prospectuses") for the applicable classes of the Funds; provided , however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Funds contain additional information about the classes and each Fund's multiple class structure.

G. AMENDMENTS

All material amendments to the Plan must be approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined in Section 2(a)(19) of the 1940 Act ("Independent Trustees"). Before any such vote on the Plan, the Trust will furnish such information as may be reasonably necessary for the Board of Trustees to evaluate the Plan.

H. DATE OF EFFECTIVENESS

This Plan, as amended and restated, takes effect on or about December 1, 2016, or such other date designated by management of the Funds, provided that this Plan shall not become effective with respect to a Fund unless such action has first been approved by the vote of a majority of the Trust's Board of Trustees and by vote of a majority of the Independent Trustees.

DATED: November 13, 2007

LAST AMENDED: December 1, 2016

SCHEDULE A

	Fund	Retail	Adviser	Institutional	R6	ETF

		Shares	Shares	Shares
					Shares	Shares

1.	Aggressive Growth Fund	X		X

2.	California Bond Fund	X	X

3.	California Money Market	X
Fund

4.	Capital Growth Fund	X		X

5.	Cornerstone Conservative	X
Fund

6.	Cornerstone Moderately	X
Conservative Fund

7.	Cornerstone Moderate	X
Fund

8.	Cornerstone Moderately	X
Aggressive Fund

9.	Cornerstone Aggressive	X
Fund

10.	Cornerstone Equity Fund	X

11.	Emerging Markets Fund	X	X	X

12.	Extended Market Index	X
Fund

13.	First Start Growth Fund	X

14.	Flexible Income Fund	X	X	X

15.	Global Equity Income	X		X
Fund

16.	Global Managed Volatility	X		X
Fund

17.	Government Securities	X	X	X	X
Fund

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	Fund	Retail	Adviser	Institutional	R6	ETF

		Shares	Shares	Shares
					Shares	Shares

18.	Growth Fund	X		X

19.	Growth & Income Fund	X	X	X

20.	Growth and Tax Strategy	X
Fund

21.	High Income Fund	X	X	X	X

22.	Income Fund	X	X	X	X

23.	Income Stock Fund	X		X	X

24.	Intermediate-Term Bond	X	X	X	X	X
Fund

25.	International Fund	X	X	X

26.	Managed Allocation Fund	X

27.	Money Market Fund	X

28.	Nasdaq-100 Index Fund	X			X

29.	New York Bond Fund	X	X

30.	New York Money Market	X
Fund

31.	Precious Metals and	X	X	X
Minerals Fund

32.	Real Return Fund	X		X

33.	Science & Technology	X	X
Fund

34.	Short-Term Bond Fund	X	X	X	X	X

35.	Small Cap Stock Fund	X		X

36.	Target Managed	X
Allocation Fund

37.	Target Retirement 2020	X
Fund

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	Fund	Retail	Adviser	Institutional	R6	ETF

		Shares	Shares	Shares
					Shares	Shares

38.	Target Retirement 2030	X
Fund

39.	Target Retirement 2040	X
Fund

40.	Target Retirement 2050	X
Fund

41.	Target Retirement 2060	X
Fund

42.	Target Retirement Income	X
Fund

43.	Tax Exempt Intermediate-	X	X
Term Fund

44.	Tax Exempt Long-Term	X	X
Fund

45.	Tax Exempt Money	X
Market Fund

46.	Tax Exempt Short-Term	X	X
Fund

47.	Total Return Strategy	X		X
Fund

48.	Treasury Money Market	X
Trust

49.	Ultra Short-Term Bond	X		X	X
Fund

50.	Value Fund	X	X	X

51.	Virginia Bond Fund	X	X

52.	Virginia Money Market	X
Fund

53.	World Growth Fund	X	X	X

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